Exhibit 99.3

CHINA AUTO LOGISTICS INC.
Unaudited Pro Forma Consolidated Financial Statements

The accompanying unaudited pro forma consolidated financial statements have been prepared by China Auto Logistics Inc. (“China Auto Logistics”) to reflect its completed acquisition of Tianjin Zhonghe Automobile Sales and Service Co., Ltd. (“Zhonghe”), on November 30, 2013, as described in Item 2.01 of the Current report on Form 8-K filed on December 5, 2013. The unaudited pro forma consolidated financial statements include a balance sheet as of September 30, 2013 and statements of operations for the nine months ended September 30, 2013 and the fiscal year ended December 31, 2012.

The following assumptions were used in preparing the adjustments for the consolidated pro forma financial statements:

1.
Adjustments relating to the unaudited pro forma consolidated balance sheet were computed assuming the transaction was consummated on September 30, 2013, the latest balance sheet date filed in this Form 8-K/A and all adjustments are directly attributable to the transaction and are factually supportable.

2.
Adjustments relating to the unaudited pro forma consolidated statements of operations were computed assuming the transaction was consummated on the first day of the reporting periods and include adjustments which are directly attributable to the transaction, are expected to have a continuing impact and are factually supportable.

Management believes that the assumptions used and the adjustments made are reasonable given the information available.  However, the pro forma information presented which reported the consummation of the acquisition of Zhonghe is not expected to reflect definitive conclusions regarding the allocation of the purchase price or other effects, which will be determined in conjunction with the audit of China Auto Logistics consolidated financial statements for the year ended December 31, 2013.

The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the acquisition been consummated as of the dates indicated or of the results that may be obtained in the future. The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 1, 2013, Quarterly Report on Form 10-Q filed with the SEC on November 14, 2013, and recent Current Report on Form 8-K filed on December 5, 2013.

CHINA AUTO LOGISTICS INC.
UNAUDITED PRO FORMA BALANCE SHEETS

	China Auto
	Logistics	Zhonghe
	as of	as of
	September 30, 2013	September 30, 2013			Pro Forma
	(unaudited)	(unaudited)	Adjustments	Note #	(unaudited)

Current Asses
Cash and cash equivalents	$5,973,548	$98,526	$-		$6,072,074
Restricted cash	40,528,915	-	-		40,528,915
Accounts receivable - Trade	128,838	-	-		128,838
Receivable related to auto mall management fees	254,628	-	-		254,628
Receivable related to financing services	68,048,048	-	-		68,048,048
Receivable from shareholder	-	9,464,809	-		9,464,809
Inventories, net	23,077,715	-	-		23,077,715
Advances to suppliers	42,842,131	-	-		42,842,131
Prepaid expenses	25,437	-	-		25,437
Deposits	-	4,746	-		4,746
VAT recoverable	1,583,649	-	-		1,583,649
Deferred tax assets	733,329	-	-		733,329
Other current assets	-	1,185	-		1,185
	183,196,238	9,569,266	-		192,765,504

Property plant, and equipment	251,322	27,674,121	31,824,404	(a) (i)	59,749,847
Acquisition deposit	16,296,200	-	(16,296,200)	(a) (ii)	-
Customer list	-	-	635,552	(a) (iii)	635,552
Goodwill	-	-	29,912,779	(a) (iv)	29,912,779

Total Assets	$199,743,760	$37,243,387	$46,076,535		$283,063,682

LIABILITIES AND EQUITY

Current liabilities
Bank overdraft	$2,421,468	$-	$-		$2,421,468
Lines of credit related to financing services	63,401,567	-	-		63,401,567
Short term borrowings	19,602,915	-	-		19,602,915
Current portion of payable to seller related to acquisition of Zhonghe	-	-	39,156,086	(a) (v)	39,156,086
Accounts payable	80,207	1,234	-		81,441
Notes payable to suppliers	13,036,960	-	-		13,036,960
Accrued expenses	361,077	97,090	-		458,167
Customer deposits	34,312,328	35,982	-		34,348,310
Deferred revenue	138,589	27,997	-		166,586
Due to shareholders	2,214,037	-	-		2,214,037
Due to director	501,597	-	-		501,597
Income tax payable	335,768	-	-		335,768
	136,406,513	162,303	39,156,086		175,724,902

Payable to seller related to acquisition of Zhonghe, net of current portion	-	-	35,768,625	(a) (v)	35,768,625
Deferred tax liabilities	-	-	8,149,838	(a) (vii)	8,149,838
	136,406,513	162,303	83,074,549		219,643,365
Total Liabilities

Equity
China Auto Logistics Inc. shareholders' equity
Preferred stock	-	-	-		-
Common stock	3,694	-	340	(b) (i)	4,034
Additional paid in capital	21,994,074	-	771,460	(b) (i)	22,765,534
Contributed capital	-	38,114,409	(38,114,409)	(a) (vi)	-
Accumulated other comprehensive income
foreign currency translation adjustments	7,403,250	3,172,391	(3,089,321)	(a) (vi)	7,486,320
Retained earnings	33,367,503	(4,205,716)	3,433,916	(a) (vi),(b)	32,595,703
Total China Auto Logistics Inc. shareholders' equity	62,768,521	37,081,084	(36,998,014)		62,851,591
Noncontrolling interests	568,726	-	-		568,726
Total equity	63,337,247	37,081,084	(36,998,014)		63,420,317

Total liabilities and equity	$199,743,760	$37,243,387	$46,076,535		$283,063,682

The accompanying notes form an integral part of these unaudited pro forma financial statements

CHINA AUTO LOGISTICS INC.
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

	China Auto
	Logistics	Zhonghe			Pro Forma
	Nine Months Ended	Nine Months Ended			Nine Months Ended
	September 30, 2013	September 30, 2013			September 30, 2013
	(unaudited)	(unaudited)	Adjustments	Note #	(unaudited)

Net revenue	$343,370,742	$20,465,465	$-		$363,836,207

Cost of revenue	337,757,403	19,660,034	-		357,417,437

Gross profit	5,613,339	805,431	-		6,418,770

Operating expenses
Sales and marketing	522,334	68,683	94,154	(c)	685,171
General and administrative	1,432,621	1,468,577	688,314	(d)	4,634,612
			1,016,600	(b)
			28,500	(e)

	1,954,955	1,537,260	1,827,568		5,319,783

Income (loss) from operations	3,658,384	(731,829)	(1,827,568)		1,098,987

Other income (expenses)
Interest income	367,186	47,805	-		414,991
Interest expense	(453,627)	-	(2,362,830)	(f)	(2,816,457)
Foreign exchange loss	(198,624)	-	-		(198,624)
	(285,065)	47,805	(2,362,830)		(2,600,090)

Income (loss) before income tax	3,373,319	(684,024)	(4,190,398)		(1,501,103)

Income tax expense (benefit)	1,014,166	-	(793,450)	(g)	220,716

Net income (loss)	2,359,153	(684,024)	(3,396,948)		(1,721,819)

Less: Net income (loss) attributable to noncontrolling interest	(1,941)	-	-		(1,941)

Net income (loss) attributable to the Company	$2,361,094	$(684,024)	$(3,396,948)		$(1,719,878)

Earnings (loss) per share attributable to the Company's shareholders
- basic and diluted	$0.64				$(0.43)

Weighted average number of shares outstanding
- basic and diluted	3,694,394		340,000		4,034,394

The accompanying notes form an integral part of these unaudited pro forma financial statements

CHINA AUTO LOGISTICS INC.
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

	China Auto
	Logistics	Zhonghe			Pro Forma
	Year Ended	Year Ended			Year Ended
	December 31, 2012	December 31, 2012			December 31, 2012
	(audited)	(audited)	Adjustments	Note #	(unaudited)

Net revenue	$591,315,104	$63,765,514	$(5,993,916)	(h)	$649,086,702

Cost of revenue	580,057,718	62,392,989	(5,993,916)	(h)	636,456,791

Gross profit	11,257,386	1,372,525	-		12,629,911

Operating expenses
Sales and marketing	977,555	192,214	123,743	(c)	1,293,512
General and administrative	2,036,436	2,219,203	852,402	(d)	6,835,741
			1,693,200	(b)
			34,500	(e)
Impairment loss of goodwill and intangible assets	4,661,201	-	-		4,661,201

	7,675,192	2,411,417	2,703,845		12,790,454

Income (loss) from operations	3,582,194	(1,038,892)	(2,703,845)		(160,543)

Other income (expenses)
Interest income	230,916	2,934	-		233,850
Interest expense	(531,301)	-	(3,128,881)	(f)	(3,660,182)
Loss on disposal of property and equipment	(172,043)	-	-		(172,043)
Gain on forgiveness of debt	1,139,861	-	-		1,139,861
Miscellaneous	(72,922)	-	-		(72,922)
	594,511	2,934	(3,128,881)		(2,531,436)

Income (loss) before income tax	4,176,705	(1,035,958)	(5,832,726)		(2,691,979)

Income tax expense (benefit)	1,596,179	-	(1,034,882)	(g)	561,297

Net income (loss)	2,580,526	(1,035,958)	(4,797,844)		(3,253,276)

Less: Net income (loss) attributable to noncontrolling interest	13,439	-	-		13,439

Net income (loss) attributable to the Company	$2,567,087	$(1,035,958)	$(4,797,844)		$(3,266,715)

Earnings (loss) per share attributable to the Company's shareholders
- basic and diluted	$0.69				$(0.81)

Weighted average number of shares outstanding
- basic and diluted	3,694,394		340,000		4,034,394

The accompanying notes form an integral part of these unaudited pro forma financial statements

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS  (UNAUDITED)

1.	Basis of Presentation

On November 30, 2013, Tianjin Binhai Shisheng Trading Group Co., Ltd. (“Shisheng”), a wholly-owned subsidiary of China Auto Logistics Inc. (the “Company” or “China Auto Logistics”), signed an Equity Transfer Agreement (the “Automall Acquisition Agreement”) with Hezhong (Tianjin) International Development Co., Ltd. (“Hezhong”) to purchase 100% of the equity of Tianjin Zhonghe Auto Sales Service Co., Ltd. (“Zhonghe”), which owns and operates the Airport International Automall located in the Tianjin Airport Economic Area (the “Automall Acquisition”).

Under the terms of the Automall Acquisition Agreement, Shisheng would pay RMB 559,768,000 (approximately $91.2 million) to Hezhong, in four annual installments with an annualized rate of interest of 6%. The initial payment of RMB 240,000,000 (approximately $39.2 million) was paid within 5 business days after the signing of the Agreement.  Upon the payment by Shisheng of this first installment, Hezhong would transfer control of Zhonghe to Shisheng.  Failure by Shisheng to pay the remaining installments may result in the termination of the Automall Acquisition Agreement, as well as a penalty of 10% of the total transfer price.

The unaudited pro forma consolidated balance sheet as of September 30, 2013, presents the proforma effects of the acquisition of Zhonghe as if the acquisition had occurred on September 30, 2013.  The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2013 and the fiscal year ended December 31, 2012, present the pro forma effects as if the acquisition had occurred on January 1, 2013 and January 1, 2012, respectively.

2.	Notes Regarding the Unaudited Pro Forma Adjustments

(a)	Purchase Accounting Entries:

(i)	To record the fair value increase on the real estate property over its carrying value.

(ii)	To apply the acquisition deposit to offset the initial payment of the purchase price of Zhonghe.

(iii)	To record identified intangible assets - customer list.

(iv)	To record goodwill representing the excess of the purchase price over the identified tangible and intangible assets of Zhonghe.

(v)	To record payable to seller for the purchase price of Zhonghe.

(vi)	To eliminate Zhonghe’s contributed capital, accumulated deficit of $4,205,716 and accumulated other comprehensive income of Zhonghe.

(vii)	To record the deferred tax effects on differences between acquired assets’ fair value and income tax basis.

(b)	To record the issuance of 340,000 shares of common stock to Pegasus Evolution Co. and Miao Jing pursuant to the terms of the consulting agreements.

(c)	Amortization of customer list acquired over an amortization period of five years.

(d)
Additional depreciation on the excess of the fair value over the carrying value of the real estate property acquired for the fair value over the carrying value over the estimated economic useful lives.

(e)	Consulting fees related to due diligence service performed on Zhonghe and professional fees related to purchase price allocation service.

(f)	Interest expense on payable to seller related to acquisition of Zhonghe at a rate of 6% per annum.

(g)
Estimated income tax effects on the adjustments related to additional depreciation expense, interest expense, consulting fees related to due diligence service performed on Zhonghe and fees related to purchase price allocation service.

(h)	Eliminate revenue and cost of revenue between China Auto Logistics and Zhonghe.